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                                                                    Exhibit 11

              CCC INFORMATION SERVICES GROUP INC. AND SUBSIDIARIES

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                   (UNAUDITED)


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                                                                                 THREE MONTHS ENDED
                                                                                       MARCH 31,
                                                                                ----------------------
                                                                                  2001          2000
                                                                                --------      --------
Per share income (loss) from continuing operations:

Income (loss) from continuing operations                                        $ (2,820)     $  4,313
                                                                                ========      ========

Weighted average common shares outstanding:
    Shares attributable to common stock outstanding                               21,768        22,149
    Shares attributable to common stock equivalents outstanding                       --           662
                                                                                --------      --------
                                                                                  21,768        22,811
                                                                                ========      ========
Per share income (loss) from continuing operations                              $  (0.13)     $   0.19
                                                                                ========      ========

Per share discontinued operations:

Discontinued operations                                                         $ (6,982)     $    222
                                                                                ========      ========

Weighted average common shares outstanding:
    Shares attributable to common stock outstanding                               21,768        22,149
    Shares attributable to common stock equivalents outstanding                       --           662
                                                                                --------      --------
                                                                                  21,768        22,811
                                                                                ========      ========
Per share discontinued operations                                               $  (0.32)     $   0.01
                                                                                ========      ========


Net income (loss)                                                               $ (9,802)     $  4,535
                                                                                ========      ========

Weighted average common shares outstanding:
    Shares attributable to common stock outstanding                               21,768        22,149
    Shares attributable to common stock equivalents outstanding                       --           662
                                                                                --------      --------
                                                                                  21,768        22,811
                                                                                ========      ========
Net income (loss)                                                               $  (0.45)     $   0.20
                                                                                ========      ========
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